            Consent of Independent Accountants


We hereby consent to the use in the Statement of Additional Information constituting part of this Post-Effective Amendment No. 29 to the registration statement on Form N-1A (the "Registration Statement") of our report dated June 16, 1998, relating to the financial statements and financial highlights of Alliance Growth Investors Fund and Alliance Conservative Investors Fund, which appears in such Statement of Additional Information, and to the incorporation by reference of our report into the Prospectus which constitutes part of this Registration Statement. We also consent to the references to us under the headings "Shareholder Services - Statements and Reports" and "General Information - Independent Accountants" in such Statement of Additional Information and to the reference to us under the heading "Financial Highlights" in such Prospectus.


/s/ PricewaterhouseCoopers LLP

PricewaterhouseCoopers LLP

1177 Avenue of the Americas
New York, New York 10036
August 20, 1998
























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